UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 8, 2006

Targeted Genetics Corporation
(Exact name of registrant as specified in its charter)

Washington	0-23930	91-1549568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Olive Way, Suite 100, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(206) 623-7612

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Securityholders

On May 8, 2006, the Board of Directors of Targeted Genetics Corporation (the "Company") approved an amendment to the Company's Amended and Restated Articles of Incorporation, whereby, effective upon its filing, each outstanding ten shares of the Company's common stock, par value $.01 per share (the "Common Stock"), will be converted into one share of Common Stock. The amendment was previously approved by the Company's shareholders at the Company's 2006 Annual Meeting of Shareholders held May 8, 2006.

A form of the Amended and Restated Articles of Incorporation effecting the reverse stock split to be filed with the Washington Secretary of State is attached hereto as Exhibit 3.1. A copy of the press release announcing the approval of the amendment and the selection of the split ratio by the Company's Board of Directors is filed as Exhibit 99.1 hereto.

Item 9.01.  Financial Statements and Exhibits.

Exhibits.

3.1	Form of Amended and Restated Articles of Incorporation

99.1	Press Release of Targeted Genetics Corporation dated May 9, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Targeted Genetics Corporation

By:	/s/ H. Stewart Parker
H. Stewart Parker
President and Chief Executive Officer

Dated: May 9, 2006

INDEX TO EXHIBITS
Exhibit Number	Description

3.1	Form of Amended and Restated Articles of Incorporation

99.1	Press Release of Targeted Genetics Corporation dated May 9, 2006